SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING MARCH 31, 2001
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-B


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $138,326,816.60
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 16,309,049.14
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$    835,288.24
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    835,288.24
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1999-A Certificates................................... $ 16,309,049.14
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1999-A  Certificates..................................$ 138,326,816.60
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1999-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 80,000,000.00
                                                                  --------------

     10. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  4,085,683.33
                                                                  --------------

         (ii) Class B Certificateholders.........................$    272,005.56
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    429,066.67
                                                                  --------------

     11. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     12. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  4,085,683.33
                                                                  --------------

         (ii) Class B Certificateholders ........................$    272,005.56
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    429,066.67
                                                                  --------------

     13. To the knowledge of the undersigned, no Series
         1999-B Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of April, 2001.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANBANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanbani
                                      Title: Vice President